INDEPENDENT AUDITORS' REPORT
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TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF,
BROWNIA SMALL CAP GROWTH FUND, BROWN IA GROWTH EQUITY FUND AND BROWNIA MARYLAND BOND FUND:


We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the BrownIA Small Cap Growth Fund, Brown IA Growth Equity Fund and BrownIA Maryland Bond Fund, (the "Funds") as of May 31, 2001, the related statements of operations, for the year then ended and the statements of changes in net assets, and the financial highlights for each of the two years in the period ended May 31, 2001. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the securities owned as of May 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Funds as of May 31, 2001, and the results of their operations, the changes in net assets and their financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 6, 2001